As filed with the Securities and Exchange Commission on August 11, 2004                                                                                      Registration No. 333-72354

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRIAZZ, INC.
(Exact name of Registrant as specified in its charter)

Washington	91-1672311
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200
Seattle, Washington 98108
(Address of Principal Executive Offices)

(206) 467-0994
(Registrant's Telephone Number, Including Area Code)

1996 Amended Stock Option Plan, 2001 Employee Stock Purchase Plan and
Option Agreements with Messrs. Castleman, Fersch, Kourkoumelis and Schultz

(Full Title of the Plan)

Victor D. Alhadeff
Chief Executive Officer, Chief Financial Officer and Secretary
BRIAZZ, INC.
3901 7th Avenue South, Suite 200
Seattle, Washington 98108
(Name and Address of Agent For Service)

(206) 467-0994
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Total

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-72354) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of common stock and plan interests, as applicable, that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on August 9, 2004.

BRIAZZ, Inc. (Registrant) By: /s/ Victor D. Alhadeff Victor D. Alhadeff Chief Financial Officer and Secretary